                                                                    Exhibit 99.1

    N E W S  R E L E A S E                              [LOGO] SPX Corporation


Contact: Charles A. Bowman
         704-752-4400
         E-mail: investor@spx.com


                        SPX REPORTS THIRD QUARTER RESULTS

   Revenues Up 6%, Earnings Per Share Up 26%, Free Cash Flow 105% of Net Income

         CHARLOTTE, NC - October 22, 2002 - SPX Corporation (NYSE:SPW) today announced third quarter 2002 financial results. Revenues for the third quarter 2002 were $1.29 billion and earnings were $1.82 per share, or $2.25 per share before special items.

         Commenting on the company's third quarter results, John B. Blystone, Chairman, President and CEO said, "In extremely difficult economic conditions our financial performance for the quarter was solid. We reported improvement in revenues, net income, operating margins and free cash flow, evidence of the quality of our businesses. Our Value Improvement Process(R) is working and we continue to focus on growth through investments in technology and value added services."

FINANCIAL HIGHLIGHTS:

         On August 28, 2002, the company announced a two-for-one stock split. The stock split will be effected in the form of a stock dividend to stockholders of record at the close of business on October 1, 2002. This stock dividend will be distributed on October 24, 2002 and SPX common stock will begin trading on a split-adjusted basis on October 25, 2002. In this press release, the company's earnings per share for the third quarter is reported on a pre-split basis.

Earnings Per Share: Reported third quarter earnings of $1.82 per share include special items of $0.43 per share as described below. Without the impact of special items, earnings per share was $2.25. The reported EPS of $1.82 represents a 25.5% increase over third quarter 2001 reported earnings per share of $1.45. After adjusting for special items, third quarter EPS of $2.25 represents a 19.7% increase over third quarter 2001 EPS of $1.88 on a comparable basis. Third quarter reported earnings per share include:

     . Pretax special charges totaled $21.0 million ($13.6 million after-tax) or $0.33 per share, of which $15.1 million is included in cost of products sold, and $5.9 million was reported separately as a special charge on the income statement. The charges included in cost of products sold relate to inventory write-downs resulting from product consolidation and outsourcing programs at Service Solutions and Bran+Luebbe, as well as incremental costs related to the strike at Fenn Manufacturing. The charges reported separately are primarily for work force reductions and facilities consolidations at Dock Products and Inrange Technologies.

     . A pretax loss on the early extinguishment of debt of $10.1 million ($6.2 million after-tax) or $0.15 per share recorded in interest expense related to the successful refinancing completed during the quarter.
     . A pretax net gain of $3.4 million ($2.1 million after-tax), or $0.05 per share was recorded. The net gain, which is included in other income, consists of a $6.3 million favorable contract dispute settlement less a $2.9 million pretax loss on the sale of a material handling product line.

Revenues: Reported revenues for the third quarter were $1.29 billion compared to third quarter 2001 revenues of $1.22 billion. Third quarter 2002 organic revenues declined 0.6%. Organic revenue refers to revenues excluding the impact of acquisitions and divestitures. The following schedule summarizes the change in revenues by segment for the third quarter of 2002:

         Revenue Growth By Segment

                                                    Third Quarter
         Segment                                 Reported    Organic

         Technical Products and Systems           12.2%        3.6%
         Industrial Products and Services         -2.6%       -0.3%
         Flow Technology                          17.2%       -2.0%
         Service Solutions                        -5.9%       -5.9%

         Consolidated                              5.7%       -0.6%


 - Technical Products and Systems third quarter 2002 reported revenues were $338.3 million. Organic revenue growth in digital broadcast antennas, automated fare collection systems, and fire detection and building life-safety systems was offset by a decline in demand for open storage network systems.
 - Industrial Products and Services reported revenues for the third quarter of 2002 were $411.7 million. Organic growth in high-tech castings, compaction equipment and agricultural equipment was offset by a decline in dock equipment, power transformers and hydraulic tools and equipment.
 - Flow Technology reported revenues for the third quarter of 2002 were $370.1 million. Organic growth in process and fluid handling equipment, and cooling towers was offset by a decline in industrial mixers and valves, and cast iron boilers.
 - Service Solutions reported revenues for the third quarter of 2002 were $166.1 million. The organic decline was due to lower demand for aftermarket handheld diagnostic equipment.

Operating Margins: Third quarter operating margins of 14.0%, excluding special items, increased 270 basis points from reported operating margins of 11.3% in the third quarter of 2001. These improvements in operating margins were a result of ongoing operational excellence and cost reduction initiatives. Year on year operating margin improvement occurred in all four segments.

       Operating Margin By Segment                         Third Quarter
                                                         2002         2001
       Technical Products and Systems                    17.4%        13.6%
       Industrial Products and Services                  14.5%        12.6%
       Flow Technology                                   15.7%        13.6%
       Service Solutions                                 11.1%         7.5%

       Consolidated                                      14.0%        11.3%

Cash Flow: The company generated EBIT of $190.5 million and EBITDA of $227.7 million for the third quarter 2002, compared to reported EBIT of $147.5 million and reported EBITDA of $205.8 million for the third quarter 2001 excluding special charges.

..    Third quarter cash from operations of $98.0 million, less capital spending of $18.6 million, resulted in free cash flow of $79.4 million or 105% of reported net income.
..    Free cash flow of $79.4 million plus cash restructuring costs of $31.8 million resulted in normalized free cash flow of $111.2 million or 119.0% of net income excluding special charges.
..    Third quarter 2002 EBITDA margins were 17.7% compared to 16.9% for third quarter 2001.
..    Stock repurchases during the third quarter were $77.5 million representing
     800,600 shares at an average price of $96.80 per share.
..    Cash consideration for acquisitions totaled $35.3 million for the third quarter 2002, including two strategic acquisitions.
..    Non-cash earnings from pension plans were $5.7 million for the third quarter 2002 compared to $9.2 million for the third quarter 2001.

         SPX Corporation is a global provider of technical products and systems, industrial products and services, flow technology and service solutions. The Internet address for SPX Corporation's home page is www.spx.com.

         Certain statements in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. Please refer to the company's public filings for discussion of certain important factors that relate to forward-looking statements contained in this press release. The words "believe," "expect," "anticipate," "estimate," "guidance," "target" and similar expressions identify forward-looking statements. Although the company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.

                        SPX CORPORATION AND SUBSIDIARIES
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                 ($ in millions)

                                                      Unaudited
                                                    September 30,   December 31,
                                                        2002            2001
                                                    -------------   -----------
ASSETS
  Current assets:
  Cash and equivalents                              $    271.4      $    460.0
  Accounts receivable                                  1,033.9           976.2
  Inventories                                            669.3           625.5
  Prepaid and other current assets                        97.7           130.7
  Deferred income taxes and refunds                      284.7           236.6
                                                    ----------      ----------
     Total current assets                              2,357.0         2,429.0
  Property, plant and equipment                        1,386.8         1,279.2
  Accumulated depreciation                              (551.2)         (439.7)
                                                    ----------      ----------
     Net property, plant and equipment                   835.6           839.5
  Goodwill/intangibles, net                            3,114.5         3,061.7
  Other assets                                           798.6           749.9
                                                    ----------      ----------
     Total assets                                   $  7,105.7      $  7,080.1
                                                    ==========      ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
  Current liabilities:
  Accounts payable                                  $    548.3      $    514.3
  Accrued expenses                                       861.7           856.9
  Current maturities of long-term debt                   155.8           161.6
                                                    ----------      ----------
     Total current liabilities                         1,565.8         1,532.8

  Long-term debt                                       2,248.5         2,450.8
  Deferred income taxes                                  822.2           752.6
  Other long-term liabilities                            645.8           603.6
                                                    ----------      ----------
     Total long-term liabilities                       3,716.5         3,807.0

  Minority Interest                                       11.8            25.0
  Shareholders' equity:
  Common stock                                           433.4           416.5
  Paid-in capital                                      1,280.6         1,139.0
  Retained earnings                                      401.4           350.8
  Unearned compensation                                  (47.5)              -
  Accumulated other comprehensive loss                   (78.3)          (90.5)
  Common stock in treasury                              (178.0)         (100.5)
                                                    ----------      ----------
      Total shareholders' equity                       1,811.6         1,715.3
                                                    ----------      ----------
      Total liabilities and shareholders' equity    $  7,105.7      $  7,080.1
                                                     ==========      ==========

                        SPX CORPORATION AND SUBSIDIARIES
                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                     ($ in millions, except per share data)
                                   Unaudited

                                                                           Three months ended          Nine months ended
                                                                              September 30,               September 30,
                                                                        -----------------------       --------------------
                                                                           2002         2001            2002       2001
                                                                        ----------    ---------       ---------  ---------
Revenues                                                                $  1,286.2    $ 1,216.7       $ 3,674.2  $ 2,807.2

Costs and expenses:
 Cost of products sold                                                       881.3        816.9         2,471.8    1,903.6
 Selling, general and administrative                                         237.5        241.2           713.9      541.5
 Goodwill / intangible amortization                                            2.2         20.9             5.9       46.5
 Special charges                                                               5.9          4.0            63.1       47.9
                                                                        ----------    ---------       ---------  ---------
  Operating income                                                           159.3        133.7           419.5      267.7

Other (expense) income, net                                                    5.0          1.3             5.4       (7.4)
Equity earnings in joint ventures                                              8.6          8.5            27.2       26.9
Interest expense, net                                                        (48.6)       (39.6)         (124.0)     (94.6)
                                                                        ----------    ---------       ---------  ---------
   Income before income taxes                                                124.3        103.9           328.1      192.6
Provision for income taxes                                                   (48.5)       (44.7)         (128.9)     (84.6)
                                                                        ----------    ---------       ---------  ---------
Income before change in accounting principle                                  75.8         59.2           199.2      108.0
Change in accounting principle                                                   -            -          (148.6)         -
                                                                        ----------    ---------       ---------  ---------
Net income                                                              $     75.8    $    59.2       $    50.6  $   108.0
                                                                        ==========    =========       =========  =========
Basic income per share of common stock
   Income before change in accounting principle                         $     1.85    $    1.48       $    4.86  $    3.07
   Change in accounting principle                                                -            -           (3.63)         -
                                                                        ----------    ---------       ---------  ---------
   Net income per share                                                 $     1.85    $    1.48       $    1.23  $    3.07
                                                                        ==========    =========       =========  =========
Weighted average number of common shares outstanding                        40.984       40.089          40.977     35.210

Diluted income per share of common stock
   Income before change in accounting principle                         $     1.82    $    1.45       $    4.76  $    3.00
   Change in accounting principle                                                -            -           (3.55)         -
                                                                        ----------    ---------       ---------  ---------
   Net income per share                                                 $     1.82    $    1.45       $    1.21  $    3.00
                                                                        ==========    =========       =========  =========
Weighted average number of common shares outstanding                        41.597       40.878          41.886     35.996

                        SPX CORPORATION AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 ($ in millions)
                                   Unaudited

                                                                                        Nine months ended
                                                                                           September 30,
                                                                                    -------------------------
                                                                                       2002           2001
                                                                                    ----------     ----------
Cash flows from (used in) operating activities:
Net income                                                                          $     50.6     $    108.0
Adjustments to reconcile net income to net
  cash from operating activities -
Change in accounting principle                                                           148.6              -
Special charges                                                                           75.7           61.4
Loss on early extinguishment of debt                                                      10.1              -
Loss on sale of assets                                                                     2.9           11.8
Deferred income taxes                                                                     90.4           60.0
Depreciation                                                                              87.0           64.7
Amortization of goodwill and intangibles                                                  14.4           59.4
Amortization of discount on LYONs                                                         17.0           12.9
Employee benefits                                                                         (1.4)         (23.0)
Other, net                                                                                 0.5              -
Changes in operating assets and liabilities, net of
  effects from acquisitions and divestitures                                            (131.6)         (92.8)
Changes in working capital securitizations                                               (21.0)          (0.3)
Cash paid for restructuring liabilities                                                  (71.9)         (25.5)
                                                                                    ----------     ----------
Net cash from operating activities                                                       271.3          236.6

Cash flows from (used in) investing activities:
Business and fixed asset divestitures                                                     29.3          163.0
  Business acquisitions and investments, net of cash acquired                           (148.4)        (503.5)
  Capital expenditures                                                                   (69.7)        (113.4)
  Other, net                                                                              (3.1)         (16.0)
                                                                                    ----------     ----------
Net cash (used in) investing activities                                                 (191.9)        (469.9)

Cash flows from (used in) financing activities:
  Borrowings under other debt agreements                                               1,201.0        1,724.2
  Payments under other debt agreements                                                (1,431.8)      (1,252.7)
  Purchase of common stock                                                               (77.5)             -
  Common stock issued under stock incentive programs                                      48.6           28.6
  Common stock issued under exercise of stock warrants                                    24.2              -
  Other, net                                                                             (32.5)             -
                                                                                    ----------     ----------
Net cash (used in) from financing activities                                            (268.0)         500.1
                                                                                    ----------     ----------
Net (decrease) increase in cash and equivalents                                         (188.6)         266.8
Cash and equivalents, beginning of period                                                460.0           73.7
                                                                                    ----------     ----------
Cash and equivalents, end of period                                                 $    271.4     $    340.5
                                                                                    ==========     ==========

                        SPX CORPORATION AND SUBSIDIARIES
                                RECONCILIATION OF
             RESULTS ON A COMPARABLE BASIS EXCLUDING SPECIAL ITEMS
                    ($ in millions, except per share amounts)

                                                                                              Three months ended   Nine months ended
                                                                                                September 30,        September 30,
                                                                                             ---------------------------------------
                                                                                               2002      2001      2002       2001
                                                                                               ----      ----      ----       ----
Income before income taxes and change in accounting principle                                $ 124.3   $ 103.9   $ 328.1    $ 192.6
Special items:
Restructuring and other special charges*                                                        21.0       4.0      78.2       61.4
Loss on sale of assets                                                                           2.9         -       2.9       11.8
Gain on settlement of litigation                                                                (6.3)        -      (6.3)         -
Loss on early extinguishment of debt                                                            10.1         -      10.1          -

                                                                                             -------   -------   -------    -------
Pretax income excluding special items                                                          152.0     107.9     413.0      265.8
Income taxes                                                                                   (58.6)    (46.3)   (159.6)    (112.4)
                                                                                             -------   -------   -------    -------
Net income from continuing operations excluding special items                                $  93.4   $  61.6   $ 253.4    $ 153.4
                                                                                             =======   =======   =======    =======

Diluted EPS from continuing operations excluding special items                               $  2.25   $  1.51   $  6.05    $  4.26
                                                                                             =======   =======   =======    =======

Pro forma impact of SFAS 142 on diluted EPS**                                                    n/a      0.37       n/a       0.96
                                                                                             -------   -------   -------    -------

Diluted EPS from continuing operations excluding special items adjusted for SFAS 142**       $  2.25   $  1.88   $  6.05    $  5.22
                                                                                             =======   =======   =======    =======

Shares Outstanding                                                                            41.597    40.878    41.886     35.996

* Includes $15.1 recorded in cost of products sold for the three months ended September 30, 2002
** As if SFAS 142 was in effect during 2001

                        SPX CORPORATION AND SUBSIDIARIES
                     RESULTS OF OPERATING INCOME BY SEGMENT
                                 ($ in millions)

                                         Three months ended             Nine months ended
                                           September 30,                  September 30,
                                         ------------------            -------------------
                                          2002        2001       %      2002         2001        %
                                          ----        ----       -      ----         ----        -
Technical Products and Systems

Revenues                                 $ 338.3    $ 301.5    12.2%   $   961.4    $ 761.5    26.3%
Gross profit                               147.7      128.1                416.5      321.0
Selling, general & administrative           87.8       82.2                264.0      200.4
Goodwill/intangible amortization             0.9        4.9                  2.9        9.5
                                         ------------------            --------------------
Operating income                         $  59.0    $  41.0    43.9%   $   149.6    $ 111.1    34.7%
                                         ==================            ====================
as a percent of revenues                    17.4%      13.6%                15.6%      14.6%

Industrial Products and Services

Revenues                                 $ 411.7    $ 422.7    -2.6%   $ 1,226.7    $ 989.0    24.0%
Gross profit                               106.7      111.0                326.8      255.1
Selling, general & administrative           46.6       49.8                137.9      104.3
Goodwill/intangible amortization             0.6        7.8                  1.7       18.6
                                         ------------------            --------------------
Operating income                         $  59.5    $  53.4    11.4%   $   187.2    $ 132.2    41.6%
                                         ==================            ====================
as a percent of revenues                    14.5%      12.6%                15.3%      13.4%

Flow Technology

Revenues                                 $ 370.1    $ 315.9    17.2%   $   966.5    $ 560.1    72.6%
Gross profit                               120.5      108.9                325.7      197.3
Selling, general & administrative           61.8       62.0                182.0      114.1
Goodwill/intangible amortization             0.6        3.9                  1.1        5.6
                                         ------------------            --------------------
Operating income                         $  58.1    $  43.0    35.1%   $   142.6    $  77.6    83.8%
                                         ==================            ====================
as a percent of revenues                    15.7%      13.6%                14.8%      13.9%

Service Solutions

Revenues                                 $ 166.1    $ 176.6    -5.9%   $   519.6    $ 496.6     4.6%
Gross profit                                45.1       51.8                148.5      143.7
Selling, general & administrative           26.5       34.2                 87.9       90.3
Goodwill/intangible amortization             0.1        4.3                  0.2       12.8
                                         ------------------            --------------------
Operating income                         $  18.5    $  13.3    39.1%   $    60.4    $  40.6    48.8%
                                         ==================            ====================
as a percent of revenues                    11.1%       7.5%                11.6%       8.2%

Corporate expenses                       $  14.8    $  13.0            $    42.1    $  32.4

Consolidated operating margins              14.0%      11.3%                13.5%      11.7%

(1) All amounts exclude special charges including those recorded in cost of products sold.
(2) If SFAS 142 was in effect for 2001, intangible amortization would have been lower for the three month period by $3.9 for the Technical Products and Systems segment, $7.3 for the Industrial Products and Services segment, $3.7 for the Flow Technology segment, and $4.3 for the Service Solutions segment.

                        SPX CORPORATION AND SUBSIDIARIES
                               CASH RECONCILIATION
                                 ($ in millions)
                                   Unaudited

                                      Nine months
                                         ended
                                        9/30/02
                                      -----------

Beginning cash                        $   460.0

Operational cash flow                     271.3
Acquisitions                             (148.4)
Capital expenditures                      (69.7)
Net borrowings / (payments)              (230.8)
Repurchase of common stock                (77.5)
Other equity issuances                     72.8
Other, net                                 (6.3)
                                      ---------
Ending cash                           $   271.4
                                      =========

                                         Ending                                         LYONs          Ending
                                          Debt          Net                           Discount          Debt
                                       12/31/2001      Change       Acquisition      Accretion        9/30/02
                                      -----------   -----------    -------------    -----------     ----------
Revolver                                      -            -                                                -
Tranche A                                 393.7        (62.4)                                           331.3
Tranche B                                 490.0        (40.0)                                           450.0
Tranche C                                 823.0        (73.0)                                           750.0
February LYONS                            590.9            -                             11.8           602.7
May LYONS                                 244.8            -                              5.2           250.0
IRB                                         1.0            -                                              1.0
Other                                      69.0        (55.4)              5.7                           19.3

                                      ---------     --------          --------        -------       ---------
Totals                                $ 2,612.4     $ (230.8)         $    5.7        $  17.0       $ 2,404.3
                                      =========     ========          ========        =======       =========

                        SPX CORPORATION AND SUBSIDIARIES
                       FREE CASH FLOW AS % OF NET INCOME
                                 ($ in millions)
                                   Unaudited

                                                              2001                                        2002             Nine
                                                Q1       Q2        Q3       Q4         Year      Q1       Q2        Q3    Months
                                            --------------------------------------   -------   ----------------------------------
Cash flow from operations (GAAP)               19.0     96.9     120.7      255.6     492.2     36.9     136.4     98.0    271.3

Capital expenditures                          (33.0)   (48.0)    (32.4)     (36.6)   (150.0)   (27.5)    (23.6)   (18.6)   (69.7)

                                            -------------------------------------------------------------------------------------
Free cash flow before restructuring           (14.0)    48.9      88.3      219.0     342.2      9.4     112.8     79.4    201.6
                                            -------------------------------------------------------------------------------------
Net income before change in
  accounting principle (reported)              35.4     13.4      59.2       65.0     173.0     65.1      58.3     75.8    199.2

% of net income reported                      NM         365%      149%       337%      198%      14%      193%     105%     101%

Cash restructuring/other                        4.2      4.5      16.9       29.4      55.0     25.2      14.9     31.8     71.9
                                            -------------------------------------------------------------------------------------
Normalized free cash flow                      (9.8)    53.4     105.2      248.4     397.2     34.6     127.7    111.2    273.5
                                            -------------------------------------------------------------------------------------
Net income (excluding special items)           37.4     54.4      61.6       83.8     237.2     69.1      90.9     93.4    253.4

% of net income (excluding special items)     NM          98%      171%       296%      167%      50%      140%     119%     108%